Exhibit 10.1

INCENTIVE STOCK OPTION

Granted by

KVH Industries, Inc. (the “Company”)

Under the 2006 Stock Incentive Plan

This Option is and shall be subject in every respect to the provisions of the Company’s 2006 Stock Incentive Plan, as amended from time to time, which is incorporated herein by reference and made a part hereof. The holder of this Option (the “Holder”) hereby accepts this Option subject to all the terms and provisions of the Plan and agrees that (a) in the event of any conflict between the terms hereof and those of the Plan, the latter shall prevail, and (b) all decisions under and interpretations of the Plan by the Board or the Committee shall be final, binding and conclusive upon the Holder and his or her heirs and legal representatives.

1.	Name of Holder:

2.	Date of Grant:

3.	Maximum number of shares for

which this Option is exercisable:

4.	Exercise (purchase) price per share: [must be at least fair market value]

5.	Payment method:

cash or bank check or other instrument acceptable to the Committee in an amount equal to the exercise price of the shares being purchased; or

with the consent of the Company, any of the other methods set forth in the Plan.

6.	Expiration Date of Option: Five (5) years from Date of Grant

7.	Vesting Schedule: This Option shall become exercisable for 25% of the maximum number of shares granted on the first anniversary of the Date of Grant, and shall become exercisable for an additional 25% on each one-year anniversary thereafter; so that the Option shall be fully vested on the fourth anniversary of the Date of Grant. All vesting shall cease upon the date of termination of employment.

8.	Termination of Employment. This Option shall terminate on the earliest to occur of:

(i)	the date of expiration thereof;

(ii)	termination of the Holder’s employment with the Company by the Company for Cause (as defined in the Plan);

(iii)	thirty (30) days after the date of voluntary termination of employment by the Holder (other than for death or permanent disability as defined in the Plan); or

(iv)	thirty (30) days after the date of termination of the Holder’s employment with the Company by the Company without Cause (other than for death or permanent disability as defined in the Plan).

9	Lock-Up Agreement. The Holder agrees to be bound by the Lock-Up Agreement provisions set forth at Section 15(d) of the Plan.

10	Incentive Stock Option; Disqualifying Disposition. Although this Option is intended to qualify as an incentive stock option under the Internal Revenue Code of 1986 (the “Code”), the Company makes no representation as to the tax treatment upon exercise of this Option or sale or other disposition of the shares covered by this Option, and the Holder is advised to consult a personal tax advisor. Upon a Disqualifying Disposition of shares received upon exercise of this Option, the Holder will forfeit the favorable income tax treatment otherwise available with respect to the exercise of this Option. A “Disqualifying Disposition” shall have the meaning specified in Section 421(b) of the Code; as of the date of grant of this Option a Disqualifying Disposition is any disposition (including any sale) of such shares before the later of (a) the second anniversary of the date of grant of this Option and (b) the first anniversary of the date on which the Holder acquired such shares by exercising this Option, provided that such holding period requirements terminate upon the death of the Holder. The Holder shall notify the Company in writing immediately upon making a Disqualifying Disposition of any shares of Common Stock received pursuant to the exercise of this Option, and shall provide the Company with any information that the Company shall request concerning any such Disqualifying Disposition.

11	Notice. Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company and delivered to the office of the Company, KVH Industries, Inc., 50 Enterprise Center, Middletown, RI 02842 attention of the president, or such other address as the Company may hereafter designate.

Any notice to be given to the Holder hereunder shall be deemed sufficient if addressed to and delivered in person to the Holder at his or her address furnished to the Company or when deposited in the mail, postage prepaid, addressed to the Holder at such address.

IN WITNESS WHEREOF, the parties have executed this Option, or caused this Option to be executed, as of the Date of Grant.

KVH Industries, Inc.

By:

The undersigned Holder hereby acknowledges receipt of a copy of the Plan and this Option, and agrees to the terms of this Option and the Plan.

Holder

3